As filed with the Securities and Exchange Commission on January 22, 2001
                             Registration No. 333 -
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  -------------

                                   PSINET INC.

             (Exact name of registrant as specified in its charter)

                               New York 16-1353600
                (State or other jurisdiction of (I.R.S. Employer
               incorporation or organization) Identification No.)

                   44983 Knoll Square, Ashburn, Virginia 20147
               (Address of principal executive offices) (Zip Code)

                         RETENTION STOCK INCENTIVE PLAN
                            (Full title of the plan)

                             Kathleen B. Horne, Esq.
                    Senior Vice President and General Counsel
                                   PSINet Inc.
                   44983 Knoll Square, Ashburn, Virginia 20147
                     (Name and address of agent for service)

          Telephone No.: (703) 726-4100 / Facsimile No.: (703) 726-4254
          (Telephone number, including area code, of agent for service)
                                  -------------

                                    Copy to:
                          Richard F. Langan, Jr., Esq.
                                Nixon Peabody LLP
                  437 Madison Avenue, New York, New York 10022
           Telephone No.: (212) 940-3140/Facsimile No.: (212) 940-9940
                                  -------------
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                         CALCULATION OF REGISTRATION FEE
-------------------------------- -------------------- -------------------- ---------------------- -------------------

                                                       Proposed maximum     Proposed maximum
      Title of securities           Amount to be        offering price      Aggregate offering        Amount of
       to be registered            registered (1)        per share (2)           price (2)         registration fee
-------------------------------- -------------------- -------------------- ---------------------- -------------------


Common Stock, $.01 par value         30,000,000            $2.81                $84,300,000           $21,075
-------------------------------- -------------------- -------------------- ---------------------- -------------------


         (1) Represents (i) 30,000,000 shares issuable upon the exercise of options and the vesting of awards granted under the Retention Stock Incentive Plan and (ii) pursuant to Rule 416(a) of the Securities Act of 1933, such indeterminate number of shares as may be issued by reason of any stock split, stock dividend, recapitalization or similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of PSINet common stock.

         (2) Estimated in accordance with Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low prices of our common stock as reported on the Nasdaq Stock Market's National Market on January 19, 2001.


                                     PART I.

                  INFORMATION REQUIRED IN THE 10(a) PROSPECTUS




Item 1.  Plan Information

GENERAL

         Our Retention Stock Incentive Plan, which we call the Plan, was approved by our Board of Directors as of November 6, 2000. This registration statement on Form S-8 relates to the registration of 30,000,000 shares of our common stock, par value $.01 per share, issuable pursuant to the Plan.

         The purpose of the Plan is to enable us to retain certain of our employees and consultants and provide them with an incentive to maintain and enhance our long-term performance record. The Plan provides for the grant of options not intended to qualify as incentive stock options within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended, which we call non-qualified options, and restricted stock grants to employees and consultants who are not officers or directors of PSINet or our subsidiaries and who do not beneficially own greater than 10% of any equity class of our securities. Awards granted under the Plan are evidenced by agreements between the individual employee or consultant and us. No awards may be made under the Plan after the tenth anniversary of the Plan. The Plan is not subject to any provisions of the Employee Retirement Income Securities Act of 1974. The Plan is an exhibit to this registration statement and should be read in connection with this registration statement.

         INVESTMENT IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS AND UNCERTAINTIES. PLEASE SEE "RISK FACTORS" IN EXHIBIT 99.1 TO OUR FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2000, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 14, 2000, WHICH CONTAINS A DISCUSSION OF CERTAIN MATERIAL RISKS INCORPORATED BY REFERENCE INTO THIS REGISTRATION STATEMENT AND OTHER FILINGS MADE BY US WITH THE SECURITIES AND EXCHANGE COMMISSION.

SUMMARY OF PLAN FEATURES

ADMINISTRATION

         The Plan is administered by a committee of the Board of Directors. Our certificate of incorporation and by-laws provide that the Board of Directors shall be comprised of two classes of at least three directors each. One class is elected each year for a two-year term. Subject to the rights of holders of any series of preferred stock then outstanding and except as otherwise provided in
Section 706(d) of the New York Business Corporation Law, any or all of our directors may be removed only for cause, which is defined in our by-laws, at any annual or special meeting of our shareholders by vote of the shareholders entitled to vote thereon. The committee is designated by the majority of the Board of Directors. The committee has wide latitude in determining the recipients of awards pursuant to the Plan and numerous other terms and conditions of the awards.

AMENDMENT AND TERMINATION

         The committee has the authority to amend, modify or terminate the plan, including the authority to materially increase the benefits accruing to participants under the Plan, materially increase the maximum number of shares as to which awards may be granted under the Plan, increase the number of restricted stock grants per year per participant or change the basis for making performance-based awards, change the minimum exercise price of options, change the class of eligible persons or extend the period for which awards may be granted or exercised. Except as required by law, if an amendment, modification or termination of the Plan would adversely affect the right of a participant who has been granted an award, we must obtain the participant's written consent to the amendment, modification or termination.

NON-QUALIFIED STOCK OPTIONS

         Non-qualified options are exercisable over a period of up to ten years from the date of grant at a price equaling the fair market value of the underlying shares on the date of grant. Non-qualified options are generally non-transferable unless the transfer is by will or the laws of descent and distribution, pursuant to a qualified domestic relations order or, as permitted by the option agreement or under interpretation of the committee, by gift to participant's family members or other permitted transferees. In the event of death or disability of the participant, vested non-qualified options may be exercised by the participant, or the participant's personal representative in the case of death, any time prior to the earlier of the expiration date of the non-qualified option or one year after the date of termination. Upon termination of the participant's employment for any reason other than death or disability, vested non-qualified options shall terminate on the earlier of the expiration date of the option or three months after the termination of employment.

         Non-qualified options may not be exercised by an employee if the committee determines, in its sole discretion, that the employee is, or has been in the past, in competition with us any time after the date the employee was granted the option. Non-qualified options granted under the Plan can be exercised:

         o    by paying the specified exercise price by cash or check;

         o if an option agreement so permits, by surrendering shares of our common stock, valued at their then fair market value and held by the participant for more than six months, equal in value to the exercise price; or

         o   by a combination of the preceding methods of payment.

         An employee, when exercising a non-qualified option, may borrow from us an amount equal to the purchase price of the shares, subject to the approval of our Board of Directors and the recommendation of the committee. The employee will be required to enter into a full recourse promissory note bearing interest at a rate determined by our Board of Directors and secured by a pledge to us of shares having an aggregate fair market value on the date of exercise equal to or greater than the principal amount of the note. Our Board of Directors will also determine the other terms and conditions of the note. The employee will have all rights of ownership of the pledged shares, subject to our security interest. We will not release pledged shares unless the proportionate amount of the note secured by the shares has been repaid to us.

RESTRICTED STOCK GRANTS

         Shares granted to a participant pursuant to a restricted stock grant, which we call restricted stock, vest only if the restrictions set forth in the restricted stock award are met. These restrictions can include the passage of three years, or any longer period of time as the committee decides, from the date of grant, the attainment of performance-based goals established by the committee on the date of grant or any other condition the committee deems appropriate. Restricted stock may not be sold or transferred by a participant until ownership vests, although the participant will have the right to vote the restricted stock and to receive dividends, if any, unless the committee specifies otherwise. Unless otherwise permitted by the committee, a participant's right and title to a restricted stock award terminate if the conditions of the restricted stock award are not fulfilled.

         Certificates representing the shares of restricted stock (and the amount of any dividends issued with respect to the restricted stock) contain a restrictive legend and are held by us until the restricted stock vests. As shares vest certificates representing the vested shares will be released to the participant.

         Upon a participant's termination of employment, restricted stock awards conditioned solely on the passage of time that were not vested prior to the participant's termination shall be forfeited by the participant unless otherwise provided by the committee. Restricted stock awards which have not vested at the time of termination and which are conditioned upon the attainment of performance-based goals or partly on performance-based goals and partly on the passage of time, which we call performance-based vesting, shall be forfeited by the participant upon any termination of employment except termination due to death, disability or retirement. Upon termination of employment due to death, disability or retirement of a participant granted a performance-based vesting restricted stock award, we may award up to a pro rata portion of restricted shares based upon:

         o the participant's length of service to us as of his or her termination of employment over the length of the award period ending on the date the performance-based criteria are satisfied, or

         o the participant's length of service to us as of his or her termination of employment over the length of the award period ending on the date the performance-based criteria are satisfied or the passage of time would have been satisfied, if later, for an award based in part on performance goals and in part on the passage of time.

         The committee has full discretion in determining the number of shares, if any, to be granted to a participant (or, in the event of death, the participant's designated beneficiary or personal representative if there is no designated beneficiary) granted a performance-based vesting restricted stock award whose employment is terminated due to death, disability or retirement.

CHANGE IN CONTROL

         Unless the committee determines otherwise, all options shall become fully exercisable and all restricted stock awards shall become immediately vested upon the acquisition of beneficial ownership of 30% or more of our common stock by any person other than a wholly-owned subsidiary of ours, the approval of any plan or proposal for our liquidation or dissolution by our shareholders or the occurrence of:

         o any consolidation or merger in which we are not the continuing corporation or pursuant to which any of our shares of common stock are to be converted into cash, securities or other property and provided that the consolidation or merger is not with a corporation which was a wholly-owned subsidiary of ours immediately prior to the consolidation or merger;

         o a transfer of all or substantially all of our assets (other than to one of our directly or indirectly wholly owned subsidiaries); or

         o the cessation of individuals constituting our Board of Directors as of the date of the Plan, which we call the Incumbent Board, to constitute at least a majority of the Board of Directors, provided that a person who becomes a director subsequent to the date of the Plan and whose election, or nomination for election by our shareholders, was approved by a vote of at least three quarters of the directors comprising the Incumbent Board shall be considered as though he or she was a member of the Incumbent Board.

CERTAIN INCOME TAX CONSEQUENCES

         A participant who is awarded a non-qualified option will not realize any income, and we will not be entitled to any deduction, at the time of grant. If a participant exercises a non-qualified option, he or she will realize ordinary income equal to the difference between the option price and the fair market value of the shares on the date of exercise and the holding period for capital gain and loss purposes will begin on the date of exercise.

         If the exercise price of a non-qualified option is paid by surrendering our stock, the participant will recognize no gain or loss on the shares that he or she surrenders to pay the option price (the "surrendered shares"). The number of shares that the participant receives upon exercise of the option in excess of the surrendered shares are considered "additional shares." The participant will recognize ordinary income upon exercise equal to the fair market value of the additional shares on the date of exercise, less any cash paid towards the exercise price. The basis of the additional shares will be equal to their fair market value on the date of exercise, and their holding period will begin on that date. The number of shares that the participant receives upon exercise equal to the number of surrendered shares will have a basis and holding period equal to that of the surrendered shares.

         We will be entitled to a deduction for federal tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income with respect to any option and when the reporting requirements of Section 83 of the Internal Revenue Code, which we call the Code, and the regulations thereunder are satisfied. When a participant disposes of common stock acquired through the exercise of a non-qualified option, any amount received in excess of the fair market value of the shares on the date of exercise will be subject to taxation as long-term or short-term capital gains, depending on the holding period of the shares. If the amount received is less than such fair market value of the shares, the difference will be treated as a capital loss for tax purposes.

         Unless the participant otherwise elects, a participant is not taxed on the receipt of restricted shares that are subject to a "substantial risk of forfeiture" until that risk of forfeiture lapses. When the risk of forfeiture lapses the shares are vested. Upon the vesting of the shares, a participant will be treated as receiving ordinary income equal to the fair market value of the stock on the vesting date. At that time and upon satisfaction of the reporting requirements of Section 83 of the Code and the regulations thereunder, we will be entitled to a deduction. The deduction will be equal to the amount which is taxable to the participant as ordinary income.

         The participant may elect to recognize ordinary income at the time of grant. Any such election must be made within 30 days of grant pursuant to regulations issued under Section 83(b) of the Code. These regulations require, among other things, that a notice of the election be filed with the Internal Revenue Service within 30 days of the grant date. The amount of such income will be equal to the fair market value of the shares of stock on the grant date, without regard to the restrictions. In such a case, we would be entitled to a deduction equal to the amount which is taxable to the participant as ordinary income.

         The basis of a share acquired under a restricted stock grant will be the amount included in ordinary income due to receipt of the share. When the participant disposes of shares acquired under a restricted stock grant, any amount realized in excess of the basis of the shares will be treated as long-term or short-term capital gain, depending on the holding period of the shares (measured from the time the participant recognized ordinary income from the receipt of such shares). If the amount realized is less than the basis of the shares, the loss will be treated as long-term or short-term loss, depending on the holding period of the shares.

DESCRIPTION OF COMMON STOCK

         Our authorized capital stock consists of 2.0 billion shares of common stock, par value $.01 per share and 60 million shares of preferred stock, par value $.01 per share. On February 11, 2000, we effected a two-for-one split of our common stock by the payment of a stock dividend to holders of record of our common stock as of the close of business on January 28, 2000. All share and dollar amounts in this registration statement have been adjusted to reflect the impact of this stock split.

         Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Holders of our common stock are not entitled to cumulative voting rights with respect to the election of directors and, as a consequence, minority shareholders will not be able to elect directors on the basis of their votes alone. Subject to preferences that may be applicable to any shares of preferred stock issued in the future, holders of our common stock are entitled to receive ratably the dividends as may be declared from time to time by our Board of Directors out of funds legally available for payment. In the event of a liquidation, dissolution or winding up of PSINet, holders of our common stock are entitled to share ratably in all of our assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock. Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to our common stock.

         All shares of our common stock to be outstanding upon completion of this offering will be fully paid and non-assessable, subject to Section 630 of the New York Business Corporation Law. Under Section 630 of the New York Business Corporation Law, our ten largest shareholders may become personally liable for unpaid wages and debts to our employees if our capital stock ceases to be listed on a national securities exchange or regularly quoted in the over-the-counter market.

SHAREHOLDERS RIGHT PLAN

         Each outstanding share of our common stock has attached to it one-half of a preferred stock purchase right. The rights also attach to most future issuances of common stock. Subject to exceptions, each right will entitle the registered holders to buy one one-thousandth of a share of our Series A preferred stock at an exercise price of $275 per right, subject to adjustment. The rights will generally become exercisable upon the occurrence of the earlier of:

         o an announcement that a person or group of affiliated or associated persons, each of which we call an acquiring person, has acquired beneficial ownership of 20.50% or more of our outstanding common stock (other than persons who acquire ownership pursuant to a tender offer or exchange offer which is for all outstanding shares of our common stock, or persons who acquire ownership directly from us, William Schrader, our Chairman and Chief Executive Officer, or his or our affiliates so long as these persons beneficially own less than 50% of our outstanding common stock); or

         o an announcement or commencement of an intention to make a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a person or group of 20.50% or more of the outstanding shares of our common stock (we call the earlier of these dates the distribution date).

         In such event, each holder of a right, other than rights beneficially owned by the acquiring person, will from then on have the right, subject to exceptions, to receive upon exercise of the right a number of shares (or portions of shares) of Series A preferred stock or, at the discretion of our Board of Directors, a number of additional shares of common stock as set forth in the rights plan. The acquisition of shares of our common stock by IXC Internet Services Inc. or its controlled affiliates pursuant to the Indefeasible Rights of Use and Stock Purchase Agreement between us and IXC , however, did not render IXC an acquiring person. In addition, Ralph J. Swett, a former officer and director of IXC and its parent corporation will not become an acquiring person solely by reason of the issuance or exercise of options, if any, granted to him in his capacity as one of our directors.

         All rights expire on November 5, 2009, unless the rights are earlier redeemed or exchanged by us or expire earlier upon the consummation of certain transactions. Shares of our Series A preferred stock purchasable upon exercise of the rights will not be redeemable. Each share of Series A preferred stock will be entitled, when, as and if declared, to an aggregate dividend of 1,000 times the dividend declared per share of our common stock. No dividend may be declared on the common stock without the concurrent declaration of a dividend on the Series A preferred stock. In the event of a liquidation, holders of the Series A preferred stock will be entitled to a minimum preferential liquidation payment of $1,000 per share, plus any accrued but unpaid dividends, but will be entitled to an aggregate payment of 1,000 times the payment made per share of common stock; thereafter, holders of the Series A preferred stock and the holders of common stock will share pari passu per share in any of our remaining assets. Each share of our Series A preferred stock will have 1,000 votes, voting together with our common stock. Finally, in the event of any merger, consolidation or other transaction in which shares of common stock are converted or exchanged, each share of Series A preferred stock will be entitled to receive 1,000 times the amount received per share of common stock.

         In the event that any person or group of affiliated or associated persons becomes an acquiring person, each holder of a right, other than rights beneficially owned by the acquiring person which will thereupon become void, will thereafter have the right, which we call the flip-in right, to receive, upon exercise of a right at the then current exercise price of the right, that number of one one-thousandths of a share of Series A preferred stock or, in the discretion of our Board of Directors, that number of shares of common stock or, in certain circumstances, other of our securities, having a market value of two times the exercise price of the right. The flip-in right provisions do not apply to a merger or other business combination with a person who has acquired shares of our common stock pursuant to certain transactions approved by our Board of Directors, each of which we call a permitted offer.

         In the event that, after a person or group has become an acquiring person, we are acquired in a merger or business combination transaction or 50% or more of our consolidated assets or earning power are sold or transferred, except pursuant to a permitted offer, proper provision will be made so that each holder of a right, other than rights beneficially owned by an acquiring person which will have become void, will thereafter have the right, which we call the flip-over right, to receive, upon the exercise of the right at the then current exercise price of the right, that number of shares of common stock of the person with which we have engaged in the foregoing transaction (or its parent), which number of shares at the time of the transaction will have a market value of two times the exercise price of the right. The holder of a right will continue to have the flip-over right whether or not the holder exercises or surrenders the flip-in right.

         At any time prior to the earlier to occur of a person becoming an acquiring person or the expiration of the rights, and under other specified circumstances, we may redeem the rights at a redemption price of $.01 per right. We may, at our option, pay the redemption price in shares of our common stock. After the date that a person becomes an acquiring person, we may redeem the then outstanding rights, at the redemption price, provided that the redemption is in connection with a merger or other business combination transaction or series of transactions involving us in which all holders of shares of common stock are treated alike.

         The rights have anti-takeover effects. The rights cause substantial dilution to a person or group that attempts to acquire us without conditioning the offer on the rights being redeemed, a substantial number of rights being acquired, or the offer being deemed a permitted offer under the rights plan. However, the rights should not interfere with any merger or other business combination in connection with a permitted offer or that is approved by us because the rights are redeemable under specified circumstances.

ADDITIONAL INFORMATION

         Additional information about the Plan and its administrators can be obtained by contacting our Human Resources Department at telephone number (703) 726-4100 or by writing to PSINet Inc., 44983 Knoll Square, Ashburn, Virginia 20147.

         Additional information required to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 of the Securities and Exchange Commission issued under the Securities Act of 1933, and the Note to Part I of Form S-8.


Item 2.  Registrant Information and Plan Annual Information

         Participants granted non-qualified options or restricted stock grants under the Plan may obtain, upon written or oral request, without charge, copies of all documents incorporated by reference in this registration statement. All documents incorporated by reference in this registration statement are also incorporated by reference in this prospectus and the registration statement of which it is a part. Participants may also, upon written or oral request, without charge, obtain copies of all documents required to be delivered to our employees pursuant to Rule 428(b) promulgated by the Securities and Exchange Commission under the Securities Act of 1933. Any requests should be addressed to our Human Resources Department, PSINet Inc., 44983 Knoll Square, Ashburn, Virginia 20147; telephone number (703) 726-4100.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation of Documents by Reference.

         The following documents that have been filed by PSINet with the Securities and Exchange Commission are incorporated herein by reference:

         (1) Our annual report on Form 10-K for the fiscal year ended December 31, 1999. This report contains:

              o audited consolidated balance sheets for PSINet and its subsidiaries as of December 31, 1999 and 1998; and

              o audited consolidated statements of operations, of changes in shareholders' equity and of cash flows for the years ended December 31, 1999, 1998 and 1997.


         (2)  Our quarterly reports on Form 10-Q for the quarters ended:

              o   March 31, 2000

              o   June 30, 2000

              o   September 30, 2000

         (3)      Our current reports on Form 8-K dated:

              o   January 10, 2000

              o   January 18, 2000

              o   January 26, 2000

              o   January 28, 2000

              o   February 9, 2000

              o   February 11, 2000

              o   March 22, 2000

              o   June 5, 2000

              o   June 13, 2000

              o   June 15, 2000

              o   November 2, 2000


         (4) Our registration statement on Form 8-A dated April 7, 1995, as amended (registration no. 0-25812)


         (5) Our registration statement on Form 8-A dated June 4, 1996, as amended (registration no. 025812)

         (6) The section captioned "Description of PSINet Capital Stock" contained in our Joint Proxy Statement/Prospectus contained in Amendment No. 1 to the Registration Statement on Form S-4 (registration no. 333-34802) filed with the Securities and Exchange Commission on May 12, 2000.

         We are also incorporating by reference in this registration statement all reports and other documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered by this registration statement have been sold or which deregisters all securities remaining. These reports and documents will be incorporated by reference in and considered to be a part of this registration statement as of the date of filing of such reports and documents.

         Any statement contained in this registration statement or in a document which is incorporated by reference in this registration statement will be modified or superseded for purposes of this registration statement to the extent that a statement in any document that we file after the date of this registration statement that also is incorporated by reference herein modifies or supersedes such prior statement. Any such statement so modified or superseded will not, except as so modified or superseded, constitute a part of this registration statement.

ITEM 4.  Description of Securities.

         Not applicable.

ITEM 5.  Interests of Named Experts and Counsel.

         Not applicable.

ITEM 6.  Indemnification of Directors and Officers.

         The New York Business Corporation Law (the "BCL") provides that if a derivative action is brought against an officer or director of a corporation, the corporation may indemnify him or her against amounts paid in settlement and reasonable expenses, including attorneys fees, incurred by him or her, in connection with the defense or settlement of such action, if such officer or director acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the corporation, except that no indemnification shall be made without court approval in respect of a threatened action, or a pending action settled or otherwise disposed of, or in respect of any matter as to which such officer or director has been found liable to the corporation. In a nonderivative action or threatened action, the BCL provides that a corporation may indemnify an officer or director against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred by him or her in defending such action if such officer or director acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the corporation.

         Under the BCL, an officer or director who is successful, either in a derivative or nonderivative action, is entitled to indemnification as outlined above. Under any other circumstances, such officer or director may be indemnified only if certain conditions specified in the BCL are met. The indemnification provisions of the BCL are not exclusive of any other rights to which an officer or director seeking indemnification may be entitled pursuant to the provisions of the certificate of incorporation or by-laws of a corporation or, when authorized by such certificate of incorporation or by-laws, pursuant to a shareholders' resolution, a directors' resolution or an agreement providing for such indemnification.

         The above is a general summary of certain provisions of the BCL and is subject, in all cases, to the specific and detailed provisions of Sections 721-725 of the BCL.

         Article V, Section 1 of our By-laws contains provisions requiring indemnification by us of our officers and directors against certain liabilities and expenses which they may incur as our officers and directors or of certain other entities in accordance with Sections 722-723 of the BCL.

         Section 726 of the BCL also contains provisions authorizing a corporation to obtain insurance on behalf of any officer or director against liabilities, whether or not the corporation would have the power to indemnify against such liabilities. Article V, Section 5 of our By-laws indicates that we may, but need not, maintain insurance insuring us or persons entitled to indemnification under Section 1 of Article V of our By-laws for liabilities against which they are entitled to indemnification under Article V of our By-laws or insuring such persons for liabilities against which they are not entitled to indemnification under Article V of our By-laws.

ITEM 7.  Exemption from Registration Claimed.

         Not applicable.

ITEM 8.  Exhibits

         See Exhibit Index.

Item 9.  Undertakings.

         (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ashburn, Commonwealth of Virginia on January 19, 2001.

                                   PSINET INC.



                                   By:/s/William L. Schrader
                                     -------------------------------------------
                                     William L. Schrader, Chairman
                                     and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William L. Schrader, Lawrence E. Hyatt and Kathleen B. Horne, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any and all amendments (including post-effective amendments) to this registration statement and to any registration statement filed pursuant to Rule 462(b), and to file same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

      NAME                          TITLE                           DATE

/s/William L. Schrader
-----------------------   Chairman, Chief Executive            January 19, 2001
William L. Schrader    Officer and Director (Principal
                            Executive Officer)


/s/Lawrence E. Hyatt
----------------------    Executive Vice President and
Lawrence E. Hyatt      Chief Financial Officer (Principal       January 19, 2001
                               Financial Officer)

/S/Lota S. Zoth
-------------------         Senior Vice President and
Lota S. Zoth             Corporate Controller (Principal        January 19, 2001
                              Accounting Officer)


/S/William H. Baumer
--------------------                Director                    January 19, 2001
William H. Baumer


/S/Ralph J. Swett
-------------------                 Director                    January 19, 2001
Ralph J. Swett


/S/Ian P. Sharp
-------------------                 Director                    January 19, 2001
Ian P. Sharp

                                  EXHIBIT INDEX


EXHIBIT NO.   DESCRIPTION                            LOCATION

 4.1          Retention Stock Incentive Plan         Filed herewith

 5.1          Opinion of Nixon Peabody LLP           Filed herewith

23.1          Consent of Nixon Peabody LLP           Contained in opinion filed
                                                     as Exhibit 5.1 to this
                                                     Registration Statement

23.2          Consent of PricewaterhouseCoopers LLP  Filed herewith

23.3          Consent of Ernst & Young LLP           Filed herewith

24            Power of Attorney                      Included on the signature
                                                     page of this registration
                                                     statement.